UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2008 (April 1, 2008)
Hypercom Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2851 West Kathleen Road
Phoenix, Arizona	85053

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 602-504-5000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-23.1
EX-23.2
EX-99.2
EX-99.3

Item 2.01. Completion of Acquisition or Disposition of Assets.
This Current Report on Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Hypercom Corporation (the “Company”) on April 2, 2008 (the “Original 8-K”) announcing the completion on April 1, 2008 of the acquisition (the “Acquisition”) contemplated by the definitive Share Purchase Agreement dated February 13, 2008, as amended, by and among the Company, Thales SA (“Thales”), Thales Holding GmbH, and Thales UK Limited, relating to the acquisition of shares of Thales E-Transactions SA, Thales E-Transactions GmbH, Thales E-Transactions Ltd, and Thales E-Transactions España, each of which was a direct or indirect wholly owned subsidiary of Thales.
In the Original 8-K, the Company indicated that it would file the historical and pro forma financial information required under Item 9.01 with respect to the Acquisition within 71 days of the due date of the Original 8-K, as permitted by SEC rules. The Company is now filing this Amendment No. 1 to include the required financial statements and pro forma financial information as a result of the completion of the Acquisition.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired
The financial statements required by Item 9.01(a) are included with this report as Exhibit 99.2 and are incorporated herein by reference.
(b) Pro forma financial information
The pro forma financial information required by Item 9.01(b) is included with this report as Exhibit 99.3 and is incorporated herein by reference.
(d) Exhibits

Exhibit No.	Exhibit

23.1	Consent of Independent Auditors (Ernst & Young Audit)

23.2	Consent of Independent Auditors (Mazars Auditores, S.L.)

99.2	Audited Historical Combined Financial Statements of Thales e-Transactions (as of and for the years ended December 31, 2007 and 2006).

99.3	Unaudited Pro Forma Condensed Combined Financial Statements of Hypercom Corporation (as of and for the year ended December 31, 2007).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 16, 2008	Hypercom Corporation

	By:	/s/ Philippe Tartavull

	Name:	Philippe Tartavull
	Title:	Chief Executive Officer and President